NEWS RELEASE

Lincoln Financial Group Closes $2 Billion Bank Credit Line

Philadelphia, PA, June 10, 2010 – Lincoln Financial Group (NYSE:LNC) today announced that the company has closed on its new $2 billion bank credit facility.  This credit facility replaces the company’s current bank credit facility, which would have expired in the first quarter of 2011.  Additional information can be found in the Form 8-K, which Lincoln intends to file today with the Securities and Exchange Commission.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in the Philadelphia region, the companies of Lincoln Financial Group had assets under management of $146 billion as of March 31, 2010. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; and comprehensive financial planning and advisory services. For more information, including a copy of our most recent SEC reports containing our balance sheets, please visit www.LincolnFinancial.com.

Contacts:	Jim Sjoreen	Laurel O’Brien
	484 583-1420	484 583-1735
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com